Exhibit 99.1

Zedge Announces Third Quarter Fiscal 2025 Results

Active subscribers1 increased 37% to a record of nearly 900,000; subscription revenue increased 13%

Cash flow from operations of $0.9 million; Free cash flow2 of $0.8 million after ~$1.0 million of payments mainly related to the global restructuring and the tail end of the GuruShots retention bonus

Revenue returned to growth despite the TikTok ban in the U.S. at the start of the quarter

Launched DataSeeds.AI, a new content marketplace initiative for AI training sets, creating B2B revenue opportunities

New York, NY – June 12, 2025: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a leader in digital marketplaces and interactive games that provide content, enable creativity, empower self-expression and facilitate community, today announced results for its third quarter fiscal 2025, ended April 30, 2025.

Jonathan Reich, Zedge’s CEO, commented:

“Our core business demonstrated strong momentum, driving a return to revenue growth in Q3 and highlighting its resilience despite the impact on the ad market resulting from TikTok’s temporary U.S. ban and tariff-related uncertainty that caused macroeconomic volatility.

“We generated $0.8 million in free cash flow, despite approximately $1.0 million of certain payments - primarily severance related to our restructuring and the first portion of the final installment of the retention bonus stemming from the 2022 GuruShots acquisition. On a sequential basis our cash and cash equivalents balance at the end of the quarter increased to $20.4 million, even after repurchasing approximately 220,000 shares in Q3 for roughly $536,000.

“On the bottom line, we saw meaningful year-over-year and quarter-over-quarter improvements in GAAP and non-GAAP net income and EPS2, and adjusted EBITDA2, as the cost savings from our global restructuring began to take hold. This performance was especially notable, as our headline results were partially masked by expected revenue declines at GuruShots. However, the business’s bottom-line losses were meaningfully reduced due to streamlining the organization as part of the global restructuring, coupled with lower customer acquisition spend.

“Our underlying business metrics were robust as well. Active subscribers reached an all-time high of nearly 900,000, representing a 37% increase from last year, while subscription revenue increased by 13%. The discrepancy between these two numbers is attributed to a mix shift driven by an increase in lifetime subscriptions, where revenue is amortized over 30 months while the related app store fees are recognized upfront. This results in an attractive recurring revenue stream with a 100% gross margin during the tail period. In fact, our deferred revenue, which is primarily tied to subscriptions, increased by 83% year-over-year and 13% sequentially, standing at nearly $5 million at quarter’s end. I’m also encouraged by Zedge Premium’s revenue growth, which more than doubled, fueled by availing it to web users and continued user demand for pAInt, our Gen AI creation suite and Parallax 3D Wallpapers.”

Fourth Quarter Fiscal 2025 Outlook

Reich continued:

“We’re seeing continued momentum in our core business through the first month of Q4, supported by strong user engagement. On the operational front, we’re starting to reap the financial benefits of our global restructuring efforts. Year-over-year improvements in cost structure and free cash flow should become more visible in Q4, even taking into account traditional seasonality and continued expected softness at GuruShots, providing a stronger foundation as we scale new growth initiatives.

“We also announced a major strategic milestone last week - the launch of DataSeeds.AI, a content marketplace for AI training sets critical to the success of foundational models. This initiative capitalizes on Zedge’s massive creator community – at both Gurushots and Zedge Marketplace - and our content catalog of tens of millions of images, creating a new potential revenue stream for us. We’ve already signed our first AI dataset partnership with a leading AI company and plan to evaluate opportunities that would expand the DataSeeds.AI marketplace beyond images. DataSeeds.AI is not only attractive to the market due to its ability to promptly supply bespoke content at scale but also because it has reset the bar for AI training benchmarks with the DataSeeds.AI Sample Dataset compared to legacy solutions like AWS Rekognition.

“Another exciting development is the upcoming rollout of our audio AI generator within Zedge Premium. As one of the first consumer platforms to introduce this functionality, we’re tapping into a powerful new dimension of personalization. By enabling users to create ringtones and notification sounds from simple prompts, we’re expanding our leadership in mobile content and unlocking a new category of user expression that complements our existing image-based offerings and has the potential to contribute to our Dataseeds.AI offering.

“For Emojipedia, we’re gearing up for World Emoji Day in July, with plans to introduce an exciting new feature to the Emoji Sandbox ahead of the event that will deepen user interaction and further elevate our brand’s profile. We also remain on track for modernizing and upgrading the emojipedia.org website in the months to come.

“We’re actively ideating about the direction for GuruShots 2.0, including onboarding, voting mechanic and progression. Related to this is how we create a synergistic relationship with DataSeeds.AI – incentivizing players to create content that can be used for AI training. We are being deliberate in our planning in order to deliver the best comprehensive outcome for all relevant parties.

“We’re energized by the innovation happening across the company and remain focused on disciplined execution, platform synergy and creating long-term value for users, creators and shareholders alike.”

Third Quarter Highlights (fiscal 2025 versus fiscal 2024)

●	Revenue increased 1.3% to $7.8 million;

●	GAAP operating income improved to $0.2 million, compared to an operating loss of ($0.1) million;

o	2025 operating income included restructuring charges of ($0.6) million;

●	GAAP net income and income per share (EPS) increased 63.7% and 70.8%, respectively, to $0.2 million and $0.01 compared to $0.1 million and $0.01;

●	Non-GAAP net income and EPS increased 81.5% and 89.4%, respectively, to $0.9 million and $0.06 compared to $0.5 million and $0.03;

●	Free Cash Flow of $0.8 million;

●	Adjusted EBITDA increased 46.0% to $1.2 million compared to $0.9 million;

●	Zedge Premium’s GTV, increased 3.8% to $0.6 million;

●	Repurchased 219,087 shares of Class B Common Stock, leaving $3.8 million of the $5 million authorization available at the end of the quarter.

Third Quarter Select Financial Metrics: FY25 versus FY24*

(in $M except for EPS)	Q3 ’25	Q3 ’24	Change	FY 25 YTD	FY 24 YTD	Change
Total Revenue	$7.8	$7.7	1.3%	$21.9	$22.5	-2.6%
Advertising Revenue	$5.6	$5.5	2.2%	$15.1	$15.9	-4.6%
Digital Goods and Services Revenue	$0.5	$0.9	-45.3%	$1.7	$2.7	-36.5%
Subscription Revenue	$1.3	$1.1	13.4%	$3.7	$3.2	15.7%
Other Revenue	$0.4	$0.2	109.2%	$1.4	$0.7	91.2%
GAAP Operating Income (Loss)	$0.2	$(0.1)	nm	$(2.5)	$(11.7)	78.6%
Operating Margin	2.1%	-1.7%		-11.5%	-52.2%
GAAP Net Income (Loss)	$0.2	$0.1	63.7%	$(1.8)	$(9.1)	79.9%
GAAP Diluted EPS (Loss per share)	$0.01	$0.01	70.8%	$(0.13)	$(0.65)	80.0%
Non-GAAP Net Income	$0.9	$0.5	81.5%	$0.6	$1.5	-57.8%
Non- GAAP Diluted EPS	$0.06	$0.03	89.4%	$0.05	$0.10	-56.7%
Cash Flow from Operations	$0.9	$2.3	-62.9%	$2.7	$5.2	-46.7%
Free Cash Flow	$0.8	$2.1	-64.2%	$2.4	$4.1	-42.6%
Adjusted EBITDA	$1.2	$0.9	46.0%	$1.5	$3.9	-63.0%
Shares Repurchased	0.22	0.06	266.7%	0.68	0.06	1033.3%

nm =	not measurable/meaningful

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

Select Zedge Marketplace Metrics: FY25 versus FY24*

(in MM except for ARPMAU and where noted)	Q3 ’25	Q3 ’24	Change
Total Installs - Cumulative	706.9	660.9	7.0%
MAU	22.1	27.7	-20.3%
Well-Developed Markets	5.2	6.0	-13.4%
Emerging Markets	16.9	21.7	-22.2%
Active Subscriptions (in 000s)	896	654	37.0%
ARPMAU	$0.099	$0.074	32.7%
Zedge Premium - Gross Transaction Value (GTV)	$0.61	$0.59	3.8%

*	numbers/percentages are based off of actuals versus the rounded numbers in the table

Trended Financial Information*

(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	Q225	Q325	FY23	FY24	YTD FY25
Total Revenue	$6.9	$7.0	$6.7	$6.6	$7.1	$7.8	$7.7	$7.6	$7.2	$7.0	$7.8	$27.2	$30.1	$21.9
Advertising Revenue	$4.5	$4.6	$4.6	$4.6	$4.9	$5.5	$5.5	$5.2	$4.9	$4.7	$5.6	$18.3	$21.0	$15.1
Digital Goods and Services Revenue	$1.3	$1.2	$1.1	$1.0	$0.9	$0.9	$0.9	$0.7	$0.6	$0.6	$0.5	$4.6	$3.5	$1.7
Subscription Revenue	$0.9	$0.9	$0.8	$0.9	$1.0	$1.1	$1.1	$1.2	$1.2	$1.2	$1.3	$3.5	$4.3	$3.7
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.3	$0.2	$0.5	$0.5	$0.4	$0.4	$0.8	$1.2	$1.4
GAAP Operating Income (Loss)	$(0.2)	$1.5	$(8.4)	$0.2	$0.3	$(11.9)	$(0.1)	$(0.1)	$(0.5)	$(2.2)	$0.2	$(6.9)	$(11.8)	$(2.5)
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(6.1)	$(9.2)	$(1.8)
GAAP Diluted EPS (Loss per share)	$(0.01)	$0.11	$(0.55)	$0.01	$0.00	$(0.66)	$0.01	$0.00	$(0.02)	$(0.12)	$0.01	$(0.44)	$(0.65)	$(0.13)
Non GAAP Net Income (Loss)	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$0.9	$1.9	$1.8	$0.6
Non-GAAP Diluted EPS (Loss per share)	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.13	$0.13	$0.05
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$0.9	$3.2	$5.9	$2.7
Free Cash Flow	$0.7	$(0.3)	$1.2	$0.1	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$0.8	$1.7	$4.7	$2.4
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$1.2	$5.7	$4.7	$1.5
MAU	31.9	32.2	32.0	30.9	28.5	28.7	27.7	26.1	25.0	24.7	22.1	nm	nm	nm
Well-developed Markets	7.1	7.4	7.2	6.8	6.2	6.2	6.0	5.5	5.5	5.6	5.2	nm	nm	nm
Emerging Markets	24.8	24.8	24.8	24.1	22.3	22.5	21.7	20.6	19.5	19.1	16.9	nm	nm	nm
Active Subscriptions (in 000s)	674	654	631	647	648	648	654	669	698	791	896	nm	nm	nm
ARPMAU	$0.054	$0.052	$0.053	$0.055	$0.063	$0.072	$0.074	$0.079	$0.077	$0.078	$0.099	nm	nm	nm
Zedge Premium – GTV	$0.31	$0.44	$0.41	$0.38	$0.42	$0.54	$0.59	$0.60	$0.68	$0.68	$0.61	$1.54	$2.15	$1.98
Shares Repurchased					0.00	0.00	0.06	0.15	0.22	0.24	0.22	0.75	0.21	0.68

nm =	not measurable/meaningful

*	numbers may not add due to rounding

[1]	We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

●	Total Installs – Cumulative measures the number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF), FCF Yield and Adjusted EBITDA/Margin are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Earnings Announcement and Supplemental Information

Management will host an earnings conference call today at 4:30 PM Eastern to discuss its earnings results, outlook, and strategy, followed by a Q&A session with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 253956

Webcast URL: https://www.webcaster4.com/Webcast/Page/2205/52502

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 52502

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’

For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	April 30,	July 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,433	$19,998
Trade accounts receivable	3,319	3,406
Prepaid expenses and other current assets	946	593
Total Current assets	24,698	23,997
Property and equipment, net	1,277	2,306
Intangible assets, net	5,034	5,369
Goodwill	1,917	1,824
Deferred tax assets, net	4,528	4,344
Other assets	377	355
Total assets	$37,831	$38,195
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,388	$1,113
Accrued expenses and other current liabilities	2,832	2,969
Deferred revenues	3,070	2,168
Total Current liabilities	7,290	6,250
Deferred revenues--non-current	1,826	931
Other liabilities	87	118
Total liabilities	9,203	7,299
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at April 30, 2025 and July 31, 2024	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,969 shares issued and 13,228 shares outstanding at April 30, 2025, and 14,866 shares issued and 13,815 outstanding at July 31, 2024	150	149
Additional paid-in capital	49,570	48,263
Accumulated other comprehensive loss	(1,545)	(1,832)
Accumulated deficit	(14,946)	(13,113)
Treasury stock, 1,741 shares at April 30, 2025 and 1,051 shares at July 31, 2024, at cost	(4,606)	(2,576)
Total stockholders’ equity	28,628	30,896
Total liabilities and stockholders’ equity	$37,831	$38,195

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Revenues	$7,757	$7,658	$21,930	$22,510
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	452	455	1,360	1,399
Selling, general and administrative	6,343	6,752	20,278	18,773
Depreciation and amortization	225	583	924	2,120
Impairment of intangible assets	-	-	-	11,958
Restructuring charges	577	-	1,058	-
Impairment of capitalized software and technology development costs	-	-	827	-
Income (loss) from operations	160	(132)	(2,517)	(11,740)
Interest and other income, net	154	188	507	434
Net loss resulting from foreign exchange transactions	(41)	(80)	(141)	(223)
Income (loss) before income taxes	273	(24)	(2,151)	(11,529)
Income taxes expense (benefit)	88	(137)	(318)	(2,397)
Net income (loss)	$185	$113	$(1,833)	$(9,132)
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	448	(224)	287	(341)
Total other comprehensive income (loss)	448	(224)	287	(341)
Total comprehensive income (loss)	$633	$(111)	$(1,546)	$(9,473)
Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$0.01	$0.01	$(0.13)	$(0.65)
Diluted	$0.01	$0.01	$(0.13)	$(0.65)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	13,720	14,191	13,835	14,077
Diluted	13,940	14,542	13,835	14,077

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	April 30,
	2025	2024

Operating activities
Net loss	$(1,833)	$(9,132)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	48	42
Amortization of intangible assets	335	1,270
Amortization of capitalized software and technology development costs	541	808
Amortization of deferred financing costs	-	15
Stock-based compensation	1,308	1,673
Impairment charge of capitalized software and technology development costs	827	-
Impairment charge of intangible assets	-	11,958
Impairment of investment in privately-held company	-	50
Deferred income taxes	(184)	(2,650)
Change in assets and liabilities:
Trade accounts receivable	87	(442)
Prepaid expenses and other current assets	(353)	195
Other assets	(54)	34
Trade accounts payable and accrued expenses	229	1,073
Deferred revenues	1,797	261
Net cash provided by operating activities	2,748	5,155
Investing activities
Capitalized software and technology development costs	(329)	(993)
Purchase of property and equipment	(49)	(35)
Net cash used in investing activities	(378)	(1,028)
Financing activities
Prepayment of term loan	-	(2,000)
Proceeds from exercise of stock options	-	3
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(2,030)	(165)
Net cash used in financing activities	(2,030)	(2,162)
Effect of exchange rate changes on cash and cash equivalents	95	(165)
Net increase in cash and cash equivalents	435	1,800
Cash and cash equivalents at beginning of period	19,998	18,125
Cash and cash equivalents at end of period	$20,433	$19,925

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$194	$80
Cash payments made for interest expenses	$-	$66

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Numbers in the following reconciliation tables may not add due to rounding.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	Q225	Q325	FY23	FY24	YTD FY25
Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(6.1)	$(9.2)	$(1.8)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.3)	$(0.6)	$(0.5)
Income taxes expense (benefit)	$(0.1)	$0.1	$(0.7)	$0.2	$0.2	$(2.5)	$(0.1)	$0.2	$0.0	$(0.5)	$0.1	$(0.5)	$(2.2)	$(0.3)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$0.8	$0.6	$0.3	$0.4	$0.3	$0.2	$3.3	$2.5	$0.9
EBITDA	$0.5	$2.4	$(7.6)	$1.0	$0.9	$(11.1)	$0.4	$0.3	$(0.1)	$(2.0)	$0.3	$(3.6)	$(9.5)	$(1.7)
Adjustments:
Asset impairments and restructuring charges	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$0.6	$6.8	$12.0	$1.9
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$0.3	$2.5	$2.1	$1.3
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$0.3	$(0.1)	$1.2	$5.7	$4.7	$1.5

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	Q225	Q325	FY23	FY24	YTD FY25
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(1.7)	$0.2	$(6.1)	$(9.2)	$(1.8)
Adjustments:
Asset impairments and restructuring charges	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$0.0	$1.3	$0.6	$6.8	$12.0	$1.9
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$0.4	$0.6	$0.3	$2.5	$2.1	$1.3
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0
Income tax effect on non-GAAP items	$(0.1)	$0.2	$(1.3)	$(0.1)	$(0.2)	$(2.9)	$(0.1)	$(0.1)	$(0.1)	$(0.4)	$(0.2)	$(1.3)	$(3.3)	$(0.7)
Non-GAAP Net Income (Loss)	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$(0.0)	$(0.2)	$0.9	$1.9	$1.8	$0.6
Non-GAAP basic EPS (loss per share)	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.13	$0.13	$0.05
Non-GAAP diluted EPS (loss per share)	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$(0.01)	$0.06	$0.13	$0.13	$0.05
Weighted average shares used to compute Non-GAAP basic earnings per share	14.3	14.1	14.0	13.9	14.0	14.1	14.2	14.1	14.1	13.9	13.7	14.1	14.1	13.8
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.3	14.3	14.0	13.9	14.0	14.1	14.5	14.5	14.1	13.9	13.9	14.1	14.1	13.8

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	Q225	Q325	FY23	FY24	YTD FY25
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$1.6	$2.3	$0.7	$1.2	$0.7	$0.9	$3.2	$5.9	$2.7
Capital Expenditures	$0.3	$0.4	$0.4	$0.3	$0.4	$0.4	$0.2	$0.2	$0.2	$0.1	$0.1	$1.5	$1.2	$0.4
Free Cash Flow	$0.7	$(0.3)	$1.2	$0.1	$0.8	$1.2	$2.1	$0.5	$1.0	$0.6	$0.8	$1.7	$4.7	$2.4